As filed with the Securities and Exchange Commission on October 8, 1997


                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                             RCM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------


 Delaware                                                95-1480559
(State or other Jurisdiction of incorporation)   (I.R.S. Identification Number)

                              2500 McClellan Avenue
                                    Suite 350
                              Pennsauken, NJ 08109
           -----------------------------------------------------------
               (Address including zip code, and telephone number,
including area code, of registrant's principal executive office and principal place of business)
                                 Mr. Leon Kopyt
                              2500 McClellan Avenue
                                    Suite 350
                              Pennsauken, NJ 08109
                                 (609 ) 486-1777
           ----------------------------------------------------------
Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with a copy to:

                            Stephen M. Cohen, Esquire
                   Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                               1835 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-8700
                 -----------------------------------------------

         Approximate date of proposed sale to the public: As soon as practicable following the date on which this Registration Statement becomes effective.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                         ------------------------------

         The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                          CALCULATION OF REGISTRATION FEE

------------------------------ -------------------- -------------------- --------------- ----------------
                                                                            Proposed
                                                                            Maximum
        Title of Each                                Proposed Maximum      Aggregate        Amount of
     Class of Securities          Amount to be      Offering Price Per      Offering      Registration
      to be Registered             Registered            Share(1)            Price           Fee (2)
------------------------------ -------------------- -------------------- --------------- ----------------
------------------------------ -------------------- -------------------- --------------- ----------------

Shares of Common Stock,             1,500,813            $15.88           $23,832,910        $7,222
$.05 par value
------------------------------ -------------------- -------------------- --------------- ----------------
------------------------------ -------------------- -------------------- --------------- ----------------

Shares of Common Stock,               157,342            $15.00(4)         $2,360,130         $ 716
$.05 par value(3)
------------------------------ -------------------- -------------------- --------------- ----------------
------------------------------ -------------------- -------------------- --------------- ----------------
Total                                                                     $26,193,040        $7,938
------------------------------ -------------------- -------------------- --------------- ----------------

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)Fee  calculated  upon the basis of the closing price of the  Company's  Common Stock on October 6, 1997 of
   $15.88,  which date is within five (5) business  days prior to the date of filing of this Registration Statement.
(3)Reflects shares issuable,  if at all, upon the exercise of outstanding Class
   C Warrants. (4) Reflects exercise price of outstanding Class C Warrants.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PRELIMINARY                                  SUBJECT TO COMPLETION
PROSPECTUS                                    DATED OCTOBER 8, 1997


                                              RCM TECHNOLOGIES, INC.

                                          157,342 Shares of Common Stock
                                        offered by the Company pursuant to
                                           certain outstanding Warrants

                                         1,500,813 Shares of Common Stock
                                    offered by certain Selling Security Holders

         This Prospectus relates to an offering by RCM Technologies, Inc. (the "Company") of 157,342 shares of common stock, $.05 par value per share (the "Common Stock"), issuable upon the exercise, if at all, of certain outstanding Class C Warrants (the "Warrants") that were issued by the Company in a public offering that was completed on August 22, 1989. The Warrants are subject to an exercise price, after giving effect to certain adjustment events, of $15.00 per share of Common Stock, and are scheduled to expire on December 31, 1997.

         This Prospectus also relates to the potential resale, subject to material restrictions upon sale, of up to 1,500,813 shares of Common Stock, previously issued by the Company in private transactions, pursuant to registration rights granted by the Company in conjunction with such transactions. These shares are being offered by the holders identified as "Selling Security Holders" in this Prospectus, including 1,234,201 shares being offered by certain directors and officers. Resale of the shares by the Selling Security Holders may not occur prior to December 7, 1997. Thereafter, the Selling Security Holders have agreed to further restrictions upon resale of the shares. See "SELLING SECURITY HOLDERS."

         The shares of Common Stock may be offered by the Selling Security Holders identified in this Prospectus or by donees, pledgees, transferees, or other successors in interest, for sale from time to time by the holders in regular brokerage transactions, either directly or through brokers or to dealers, in private sales or negotiated transactions, or otherwise, at prices related to then prevailing market prices. The Company will not receive any of the proceeds of the sale of shares of Common Stock by the Selling Security Holders although it will receive proceeds from the exercise, if at all, of all of the Warrants. All expenses of the registration of such securities will be borne by the Company. The Selling Security Holders, and not the Company, will pay or assume all applicable brokerage commissions or other costs of sale as may be incurred in the sale of such securities. See "SELLING SECURITY HOLDERS."

         The Company will assume no responsibility for the sale of the shares of Common Stock, nor can there be any assurances that a liquid trading market will exist for the sale of the shares of Common Stock.

         The Company's Common Stock is included on The NASDAQ National Market ("NASDAQ") under the symbol "RCMT." The closing price of the Company's Common Stock as reported by NASDAQ on October 6, 1997 was $15.88.

         No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                                             ------------------------

PURCHASE OF THESE SECURITIES MAY INVOLVE MATERIAL RISKS. A DISCUSSION OF THESE RISK FACTORS APPEARS ON PAGES 7 - 11. ------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


============================== ---------------------------- --------------------------- ============================

                                                                   Underwriting                 Proceeds to
                                                                    Discounts                   the Company
          Class of                      Price to                       and                    or the Selling
          Security                       Public                    Commissions                   Security
                                                                                                  Holders
============================== ---------------------------- --------------------------- ============================

       Shares of                         $15.88(1)                     (2)                    $23,832,910(1)
       Common Stock

============================== ============================ =========================== ============================

       Shares of                         $15.00(3)                     (2)                     $2,360,130(4)
       Common Stock

============================== ============================ =========================== ============================

(1)      Represents  the  anticipated  sale by the Selling  Security  Holders at
         $15.88 per share,  the last reported sales price reported on The NASDAQ
         National  MarketSM  on  October 6,  1997.  There can be no  assurances, however,  that the Selling  Security Holders will be able to sell their shares  at this  price,  or that a liquid  market  will  exist  for the
         Company's  Common Stock.  The Company will receive no proceeds upon the sale of  shares  of  Common  Stock  by the  Selling  Security  Holders,
         although  the Company will  receive  proceeds  from the exercise of the
         Warrants.
(2)      Exclusive  of the  costs  of this  offering,  including  among  others, filing,  printing and professional  fees,  estimated at $50,000,  which will be borne entirely by the Company.
(3) Reflects the exercise price of the Class C Warrants.
(4)      Reflects gross  proceeds that may be realized by the Company upon the exercise,  if at all, of the Class C
         Warrants.


                   The date of this  Prospectus  is  October  ___, 1997.

12


                                               AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request addressed to the Commission at the Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The Common Stock is listed on NASDAQ and reports and other information concerning the Company may also be inspected at the offices of The National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         In addition, the Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "INCORPORATION OF DOCUMENTS BY REFERENCE." Such requests should be directed to Stanton Remer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109

         The Company has filed with the Commission a registration statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.
For further information, reference is hereby made to the Registration Statement.

                                      INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-1, Reg. No. 333-23753 filed on March 21, 1997, as thereafter amended, which contains a description of the Company's Common Stock and certain rights relating to the Common Stock, including any amendments or reports filed for the purpose of updating such descriptions;

     (b) The Company's Annual Report on Form 10-K for the year ended October 31, 1996;

         (c) The Company's Annual Report to Stockholders for the year ended October 31, 1996;

         (d) The Company's definitive Proxy Statement for the Annual Meeting of Stockholders held April 25, 1997;

     (e) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1997, April 30, 1997 and July 31, 1997;

         (f) The Company's Current Report on Form 8-K dated January 21, 1997;

         (g) The Company's Current Report on Form 8-K dated September 25, 1997;

         (h) The Company's Current Report on Form 8-K dated September 26, 1997; and

         (i) In addition to the foregoing, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Act (prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                                                PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in or incorporated by reference into this Prospectus.

                                                    THE COMPANY

The Company

         The Company is a multi-regional provider of specialty professional staffing services through its 32 branch offices located in 13 states. The Company provides contract and temporary personnel in the information technology, professional engineering and technical, specialty healthcare and general support sectors of the staffing industry to a diversified base of national, regional and local customers. During fiscal 1996, the Company provided an average of 2,600 contract and temporary staffing employees on a daily basis to approximately 700 customers, including a number of Fortune 500 companies, governmental units, public utilities, as well as small to medium size retail, manufacturing, professional and service organizations. Customers include Air Products & Chemicals, AT&T, Beth Israel Medical Center, Consolidated Edison, Deloitte & Touche, Mt. Sinai Hospital, Northeast Utilities, Sandoz Pharmaceuticals and Sears.

         The Company's objective is to become a leading provider of specialty professional staffing services in selected regional markets throughout the United States. Management has designed the Company's blend of service offerings, particularly within the information technology and niche professional engineering sectors, to meet the varied staffing requirements of many medium and large corporations. The Company intends to expand internally and to make acquisitions both in its existing markets and in markets that are determined by management to have strong growth and specialty staffing requirements. Additionally, the Company believes it can maximize the benefits of its acquisitions by rapidly integrating the general and administrative functions of the acquired companies, fostering a decentralized entrepreneurial environment and by focusing on the relationships with both its customers and personnel. Service to the general staffing sector, while not intended as a primary focus of the Company's operations, will continue to supplement the Company's specialty professional services and provide diversification to the Company's customer base and geographic presence.

         The executive offices of the Company are located at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109, and its telephone number is
(609) 486-1777.

                                  THE OFFERING

     Securities Being Offered: This Prospectus relates to an offering by the Company of 157,342 ------------------------- shares of common stock, $.05 par value per share ("Common Stock"), issuable upon the exercise, if at all, of certain outstanding Class C Warrants (the "Warrants") that were issued by the Company in a public offering that was completed on August 22, 1989. The Warrants are subject to an exercise price, after giving effect to certain adjustment events, of $15.00 per share of Common Stock, and are scheduled to expire on December 31, 1997.

 This Prospectus also relates to the potential resale, subject to material resrictions upon sale, of up to 1,500,813 shares, as described under "SELLING SECURITY HOLDERS" below, of Common Stock, previously issued by the Company in private transactions, pursuant to registration rights granted by the Company in conjunction with such transactions. These shares are being offered by the holders identified as "Selling Security Holders" in this Prospectus, including 1,234,201 shares being offered by certain directors and officers. Resale of the shares by the Selling Security Holders may not occur prior to December 7, 1997. Thereafter, the Selling Security Holders have agreed to further restrictions upon resale of the shares. See "SELLING SECURITY HOLDERS."

     The shares of Common Stock offered by the Selling Security Holders may be offered for sale from time to time by the holders thereof in regular brokerage transactions, either directly or through brokers or to dealers, in private sales or negotiated transactions, or otherwise, at prices related to then prevailing market prices. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Security Holders although it will receive proceeds from the exercise, if at all, of the Warrants. All expenses of the registration of such securities will be borne by the Company. The Selling Security Holders, and not the Company, will pay or assume all applicable brokerage commissions or other costs of sale as may be incurred in the sale of their securities.

     The Common Stock is traded on The NASDAQ National Market under the symbol "RCMT." On October 6, 1997, the closing price on NASDAQ was $15.88.
Number of shares of Common Stock outstanding.....................7,582,206(1)

Number of shares of Common Stock which may be
issued upon the exercise of the Warrants...........................157,342

Total number of shares of Common Stock
outstanding assuming exercise of the Warrants....................7,739,548

Total number of shares of Common Stock being offered
by Selling Security Holders......................................1,500,813
---------------------
(1)      As of October 6, 1997.
---------------------

     Use of Proceeds: The Company will not receive any of the proceeds from the sale of any of the shares of Common Stock by the Selling Security Holders.

     The net proceeds realized by the Company upon the exercise of the Warrants, if at all, will be used to offset the general working capital requirements of the Company. Inasmuch as the Company has received no firm commitments for the exercise of the Warrants, there can be no assurances as to the amount of the net proceeds to be realized by the Company.

Risk Factors: The Common Stock  offered  hereby  involves a high degree of risk.
 See "RISK FACTORS."

Trading Symbol:                             Common Stock - RCMT.
                                            Class C Warrants - RCMTZ

                                  RISK FACTORS

         An investment in the shares of Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors in addition to the other information set forth in this Prospectus in connection with the investment in the shares of Common Stock.

         When used in or incorporated by reference into this Prospectus, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements regarding events and financial trends which may affect the Company's future operating results and financial position. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially. Such factors are described in detail below and in the Company's reports filed with the Commission under the Exchange Act which are incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Ability to Achieve and Manage Growth


         The Company has experienced significant growth since the beginning of fiscal 1995, principally through acquisitions. Continued growth could place additional demands on its administrative, operational and financial resources. The Company's ability to achieve and manage its growth will depend on a number of factors, including the availability of working capital to support such growth, existing and emerging competition, the Company's ability to maintain sufficient profit margins and the strength of demand for contract and temporary personnel in the sectors in which the Company operates. There can be no assurance that the Company will be able to continue to achieve or manage such growth effectively and the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.


Risks Associated with Future Acquisitions


         A primary element of the Company's growth strategy is to pursue strategic acquisitions that expand or complement the Company's business. The Company regularly reviews various strategic acquisition opportunities and periodically engages in discussions regarding possible acquisitions. As a result, negotiations may occur from time to time as appropriate opportunities arise. There can be no assurance that the Company will be able to identify additional acquisition candidates on terms favorable to the Company or in a timely manner, enter into acceptable agreements or close any such transactions, and any failure to do so could have a material adverse effect on the Company's ability to sustain its growth. In addition, management believes that the Company will compete for acquisition candidates with other companies. Increased competition for such acquisition candidates could have the effect of increasing the cost of pursuing this growth strategy or could reduce the number of
attractive   candidates  to  be  acquired.   Future  acquisitions  could  divert
management's attention from the daily operations of the Company and require additional management, operational and financial resources. Moreover, there is no assurance that the Company will be able to successfully integrate acquisitions into its business or operate such acquisitions at expected levels of revenue or profitability. Acquisitions may also have an adverse short-term effect on the Company's operating results, dependence on retaining key personnel, amortization of acquired intangible assets and risks associated with unanticipated problems, liabilities or contingencies.

         The Company may require additional debt or equity financing for future acquisitions, which may not be available at all, or on terms favorable to the Company. To the extent the Company uses shares of Common Stock for all or a portion of the consideration to be paid in future acquisitions, dilution may be experienced by existing stockholders, including the purchasers of Common Stock in this offering. If the Company does not have cash resources sufficient for such purpose or is not able to use its Common Stock as consideration for acquisitions, its growth through acquisitions could be limited.


Dependence on Key Customers and Geographic Concentration


         Although the Company provides services to a large number of customers, approximately 24.6% and 24.3% of the Company's revenues in fiscal 1996 and the nine months ended July 31, 1997, respectively, were derived from the Company's top five revenue producing customers, with one customer accounting for approximately 12.0% of the Company's revenues in each period. Similarly, a substantial portion of the Company's revenues are currently derived from services provided to customers in the Northeast, Midwest and California regions of the United States. The loss of or a reduction in business from any major customers or a deterioration of general economic conditions in these regions could adversely affect the Company.


Dependence on Availability of Qualified Temporary Personnel


         The Company depends on its ability to attract, train and retain personnel who possess the skills and experience necessary to meet the staffing requirements of its customers. To remain competitive, the Company must continually evaluate and update its database of personnel in each sector in which it operates. Competition for the services of personnel within all of its professional specialty groups is intense. Competition for information technology personnel is particularly intense and demand for their services has, to date, substantially exceeded their supply. The Company expects such competition to continue. Factors influencing such competition include compensation, benefits, growth opportunities, relationships with other specialty staffing companies and full-time employment opportunities. There can be no assurance that qualified personnel will continue to be available to the Company in sufficient numbers and on terms of employment acceptable to the Company. The inability to attract and retain qualified personnel in sufficient numbers, or to upgrade its base of qualified personnel to keep pace with changing customer needs and emerging technologies, could have a material adverse effect on the Company's business, financial condition and results of operations.


Reliance on Key Personnel


         The Company is highly dependent upon the continued services and experience of its senior members of management, including Leon Kopyt, Chairman and Chief Executive Officer. The loss of the services of Mr. Kopyt or other senior members of management could have a material adverse effect on the Company's business. The Company has employment agreements with Mr. Kopyt and other senior members of management.


Fluctuations in Quarterly Operating Results


         The Company has experienced, and is expected to continue experiencing, quarterly variations in revenues and operating income as a result of many factors, including the timing of assignments from customers, future acquisitions, hiring of personnel and additional selling, general and administrative expenses incurred to support new business as well as changes in the Company's revenue mix. In connection with certain engineering projects, the Company could incur costs in periods prior to recognizing revenues under those contracts. In addition, the Company must plan its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecast in any quarter would likely adversely effect the Company's operating results for the quarter. While the effects of seasonality of the Company's business have been obscured by its growth through acquisitions, the Company usually experiences lower revenues in its first fiscal quarter due to the slowdown in business associated with the holiday season.


Increased Costs of Employment


         The Company is required to pay unemployment insurance premiums and workers' compensation benefits for its contract and temporary employees. Unemployment insurance premiums are set annually by the states in which employees perform services and could increase periodically. There can be no assurance that the Company will be able to increase the fees charged to its customers in a timely manner and by an amount sufficient to cover increased unemployment insurance premiums. Workers' compensation costs have increased as various states in which the Company conducts operations have raised benefit levels and liberalized allowable claims. The Company maintains workers' compensation insurance for its employees under an insured program in its areas of operation. There can be no assurance that the Company's actual workers' compensation obligations will not exceed the amount of its insured coverage or that the Company will be able to increase the fees charged to its customers sufficiently to offset increased employment costs.


Liability for Customer and Employee Actions

         Providers of contract and temporary staffing services generally place their employees in the workplace of other businesses. The risk of employee misconduct is attendant to the Company's business. These risks could include claims relating to errors and omissions, misuse of proprietary information, misappropriation of funds, discrimination and harassment, theft of customer property, other criminal activity or torts and other claims. While the Company has not historically experienced any material claims of these types, and has insurance covering certain of these risks, there can be no assurance that the Company will not experience such claims, incur costs in connection with such risks in the future, that insurance coverage will continue to be available or that it will be adequate to cover such liabilities.

Risks Related to Tax Status of Independent Contractors


         Generally, the Company treats its technical personnel as employees for federal and state tax purposes and pays all requisite Social Security taxes
(FICA), payroll taxes, unemployment taxes, workers' compensation insurance premiums and other employee taxes and similar costs. In certain cases, however, technical personnel desire to be treated as independent contractors for federal and state tax purposes with respect to their assignments. In such cases, and if appropriate, the individual is treated as an independent contractor for tax purposes. Of the technical personnel, historically, less than 5% were treated as independent contractors for federal and state tax purposes. The Company believes that it is in material compliance with all applicable tax regulations concerning the classification of its technical personnel, and has not, to date, been the subject of any attempt by any federal or state authority to reclassify any of the personnel it has treated as independent contractors. There can be no assurance, however, that federal and state taxing authorities will not challenge the Company's classification of technical personnel as independent contractors in the future. If successful, such a challenge could result in the imposition of additional taxes, interest and penalties, the amount of which could have a material adverse effect on the Company's financial condition.


Risk of Government Regulations and Legislative Proposals


         The Company's costs of operations could increase if there are any material changes in government regulations. Recent federal and state legislative proposals have included provisions seeking to extend health insurance benefits to employees who do not currently receive such benefits. As a result of the wide variety of national and state proposals currently under consideration, the impact of such proposals cannot be predicted. There can be no assurance that the Company will be able to increase the fees charged to its customers in a timely manner and sufficient amount to cover increased costs related to any new benefits that may be extended to temporary employees as a result of such legislation or regulations. It is not possible to predict whether any other legislation or regulations affecting the Company's operations will be proposed or enacted at the federal or state level; however, no assurances can be given that if enacted, such legislation or regulations would not have a material adverse effect on the Company.


Competitive Market


         The temporary staffing industry is highly competitive, with limited barriers to entry. The Company competes for customers in the geographic regions in which it operates with national, regional and local, full service and specialized staffing providers. Certain of the Company's competitors have greater marketing, financial and other resources, and more established operations, than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, marketing and sales of their services than the Company. The Company expects that the level of competition will remain high in the future, which could limit the Company's ability to maintain its market share or maintain gross margins in the geographic regions in which it operates, either of which could have a material adverse effect on the Company's business, financial condition and results of operations.


General Economic Risks


         Demand for professional staffing services is significantly affected by the general level of economic activity. When economic activity slows, customers may delay or cancel plans that involve the hiring of permanent or contract technical personnel. The Company is unable to predict the level of economic activity at any particular time, and fluctuations in the general economy could adversely affect the Company's business, operating results and financial condition.

Effect of Certain Anti-Takeover Provisions

         Certain provisions of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), Amended and Restated Bylaws (the "Bylaws"), the Nevada General Corporation Law, the Company's Stockholder Rights Plan (the "Rights Plan") and the Second Amended and Restated Termination Benefits Agreement between the Company and its Chief Executive Officer (the "Benefits Agreement") could delay or frustrate the removal of incumbent directors and could make difficult a change in control transaction including a merger, tender offer or proxy contest involving the Company, even if such events could be viewed as beneficial by the Company's stockholders. For example, the Bylaws provide for a classified Board of Directors and the Articles of Incorporation deny the right of stockholders to amend the Bylaws without the consent of the Board and require advance notice of stockholder nominations of directors. The Company is also subject to provisions of the Nevada General Corporation Law that prohibit a publicly held Nevada corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 10% or more of the corporation's outstanding voting shares (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. In addition, the Rights Plan provides for substantial dilution of a "acquiring person" as defined therein in the event a person or group of persons acquires beneficial ownership of 15% or more of the outstanding Common Stock of the Company or in the event of a merger or sale of assets which is not approved by the "continuing directors," of the Company as defined in the Rights Plan. Furthermore, in the event a "change in control" (as defined in the Benefits Agreement) which results in the termination of the Chief Executive Officer, the Company would be required to make substantial payments and, in certain circumstances, reduce the exercise price of options issued to the Chief Executive Officer.


                                 USE OF PROCEEDS

         The Company will not realize any proceeds from the sale of shares of Common Stock by the Selling Security Holders. Other than with respect to ordinary brokerage commissions or other costs of sale, the costs of this offering, including among others, printing, blue sky and professional fees, estimated at $50,000, will be borne entirely by the Company. See "SELLING SECURITY HOLDERS."

         Although the Company will not realize any proceeds from the resale of the shares by the Selling Security Holders, gross proceeds will be realized by the Company to the extent shares are issued upon the exercise of outstanding Warrants. The gross proceeds which may be realized by the Company upon the exercise of all of the Warrants will be $2,360,130. Inasmuch as the Company has received no firm commitments for their exercise, there can be no assurance that any or a substantial portion of the Warrants will be exercised.

         Management cannot predict with any certainty the amount of proceeds, if any, which may be generated from the exercise of the Warrants. The net proceeds which may be realized by the Company, if any, upon the exercise of the Warrants will not be utilized for any specific purpose other than to contribute to the Company's working capital and be used to continue the operations of the Company in accordance with the business strategy identified by management from time to time.

16

                            SELLING SECURITY HOLDERS

         The shares of Common Stock offered by this Prospectus are being sold for the account of the Selling Security Holders identified in the following table (the "Selling Security Holders").

         The following table sets forth the name of each Selling Security Holder, the nature of his position, office, or other material relationship to the Company for the past three years, if any, and the number of shares of Common Stock of each such Selling Security Holder (1) owned of record as of October 3,1997; (2) which are to be offered hereunder; (3) which are to be owned by each such Selling Security Holder assuming the sale of all shares offered hereunder; and (4) the percentage of outstanding shares of Common Stock to be owned by each Selling Security Holder before and after the sale of the shares to be offered hereunder. There can be no assurance that any of the Selling Security Holders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.



                                                                         Amount of Shares    Percentage of       Percentage
                                                                        to be Owned After   Common Stock to   of Common Stock
Name and Relationship           Number of Shares     Number of Shares    Sales of Shares    be Owned before     to be Owned
to RCM Technologies, Inc.      Owned as of 10/3/97    to be Offered     Offered Hereunder      Sales (1)        after Sales

Limeport Investments LLC(2)          138,312          138,312(3)                0                 1.8%               0

Martin Blaire(4)                     571,468         571,468(3)(6)              0                 7.5%               0

Barry S. Meyers(4)                   607,468         607,468(3)(6)              0                 7.9%               0

Peter Kaminsky                        80,265          55,265(7)              25,000               1.0%               *

Alexander Valcic                       6,905           6,425(5)                 480               *                  *

Howard Ross                           55,084          55,084(5)                0                  *                  0

Marie Tarmy                           23,557          23,557(5)                0                  *                  0

Angela F. Trotman                      7,471           7,471(8)                0                  *                  0

Richard E. Serodio                     1,867           1,867(8)                0                  *                  0

Michael D. O'Keefe                     1,867           1,867(8)                0                  *                  0

Amarly Corporation                    11,204          11,204(8)                0                  *                  0

Alumax Inc.                           20,825          20,825(3)                0                  *                  0
                                                    -----


Total                                              1,500,813
----------------------------------------------------------

         Less than 1%.
(1) Based upon  7,582,206shares  of Common  Stock  outstanding  as of October 6,
1997.
(2) Does not include 2,600 shares of Common Stock held by Peter Kuhlmann, a principal of Limeport Investments LLC. (3) Resale of the shares being offered hereunder may not commence until December 7, 1997.
(4)      Director of the Company.
(5) Resale of the shares being offered hereunder may not commence until March 11, 1998.
(6) Resale of the shares being offered hereunder are subject to the following limitations: (i) through March 11, 1998, resale shall be limited to only those shares with an aggregate value of $258,000; (ii) from March 11, 1998 to March 11, 1999, resales shall be limited to that number of shares that could have been sold during this period under Rule 144 under the Securities Act (as that Rule was in effect as of the closing of such transaction in March 1996; however, no greater than 50,000 shares per week per holder; and (iii) after March 11, 1999, resales are unlimited.
(7) Resale of the shares being offered hereunder may not commence until March 2, 1998. (8) Resale of the shares being offered hereunder may not commence until January 21, 1998.

                              PLAN OF DISTRIBUTION

                                    Warrants


         The Company is offering shares of Common Stock issuable upon exercise of 786,709 outstanding Class C Warrants. The Class C Warrants were issued by the Company in a public offering that was completed on August 22, 1989. The Class C Warrants were issued pursuant to the terms of a Warrant Agreement between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"). As adjusted by subsequent recapitalizations of the Company, each five Class C Warrants entitle the registered holder thereof to purchase one share of Common Stock at an exercise price of $15.00 per share. The Class C Warrants were initially scheduled to expire on January 31, 1990, however, the expiration date has been extended by the Company's Board of Directors to December 31, 1997. The exercise price and number of shares issuable upon exercise of the Class C
Warrants is subject to adjustment in the event of a recapitalization, stock dividend, stock split or merger.


         The Class C Warrants can be exercised by surrendering to the Warrant Agent a Class C Warrant Certificate signed by the holder thereof or his duly authorized agent with the form of election to purchase on the reverse side of the certificate completed and signed. Surrendered Warrant Certificates must be accompanied by payment in full of the aggregate exercise price for the Class C Warrants to be exercised, which payment may be in the form of cash or certified check. Upon exercise, the Company will issue such fully paid and non-assessable shares of Common Stock as are specified on the Class C Warrant Certificate as tendered.

         Selling Security Holders

         The Selling Security Holders may be offering shares of Common Stock for their own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders.

         The Selling Security Holders may be offering, subject to material restrictions, for sale up to 1,500,813 shares of Common Stock previously issued by the Company in private transactions pursuant to registration rights granted by the Company in conjunction with such transactions.

         Each Selling Security Holder will, prior to any sales, agree (a) not to effect any offers or sales of the Common Stock in any manner other than as specified in this Prospectus, (b) to inform the Company of any sale of Common Stock at least one business day prior to such sale and (c) not to purchase or induce others to purchase Common Stock in violation of Regulation M under the Exchange Act.

         The Common Stock may be sold from time to time by the Selling Security Holders identified in this Prospectus (see "SELLING SECURITY HOLDERS") or by pledgees, donees, transferees or other successors in interest. Such sales may be made on NASDAQ, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The Selling Security Holders have been advised that they are subject to the applicable provisions of the Exchange Act.

         Restrictions Upon Resale

         All of the 1,500,813 shares of Common Stock being offered by the Selling Security Holders may not be sold prior to December 7, 1997, and, additionally, of these shares, further material restrictions exist as follows:
55,265 shares may not be sold prior to March 2, 1998; 85,066 shares may not be sold prior to March 11, 1998; 22,409 shares may not be sold prior to January 21, 1998; and 1,178,936 shares are subject to the following further limitations: (i) through March 11, 1998, resale shall be limited to only those shares with an aggregate value of $258,000; (ii) from March 11, 1998 to March 11, 1999, resales shall be limited to that number of shares that could have been sold during this period under Rule 144 under the Securities Act (as that Rule was in effect as of the closing of such transaction in March 1996), however, no greater than 50,000 shares per week per holder; and (iii) after March 11, 1999, resales are unlimited

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon by Buchanan Ingersoll Professional Corporation, Philadelphia, Pennsylvania. The validity of the Common Stock being offered hereby, has been passed upon for the Company by Schreck Morris, Las Vegas, Nevada.


                          STATEMENT OF INDEMNIFICATION


         The Company's Articles of Incorporation provide that the Company shall, to the full extent permitted by the Nevada General Corporation Law, indemnify all persons whom it has the power to indemnify pursuant thereto, including officers and directors of the Company. The Articles of Incorporation also authorize the Company to maintain insurance to cover such liabilities. The Company recently purchased Directors' and Officers' Liability Insurance to protect directors and officers of the Company from any liability asserted against them for acts taken or omissions occurring in their capacities as such. The Company policy has an aggregate liability limit of $5,000,000. The Company is not required to maintain such insurance and there can be no assurance that the Company will continue to maintain such insurance or coverage in such amounts.


                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of RCM Technologies, Inc. for the year ended October 31, 1996 have been so incorporated in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.


                ----------------------

                   TABLE OF CONTENTS

                                                Page

Available Information...............................2
Incorporation of Documents by
  Reference.........................................3
Prospectus Summary..................................4
Risk Factors........................................7
Use of Proceeds....................................12
Selling Security Holders...........................13
Plan of Distribution...............................14
Legal Matters......................................15
Statement of Indemnification.......................15
Experts............................................16











                             RCM TECHNOLOGIES, INC.








                                   PROSPECTUS




                                October ___, 1997


                         -------------------------------




                     157,342 Shares of Common Stock Offered
                           by the Company pursuant to
                          Certain Outstanding Warrants

                         -------------------------------


                        1,500,813 Shares of Common Stock
                               Offered by certain
                            Selling Security Holders

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the offering of shares pursuant to that portion of the Registration Statement on Form S-3 are listed below. The Company will pay each of these expenses.

                  Filing Fee - Securities and Exchange Commission...................................$7,938
                  Accountants' Fees and Expenses*..................................................$10,000
                  Fees and Expenses of the Company's Counsel.......................................$20,000
                  Printing and Engraving Expenses*.................................................$10,000
                  Miscellaneous Expenses............................................................$2,062

                                                     TOTAL:........................................$50,000
------------------------------
          *Estimated.

Item 15.  Indemnification of Directors and Officers.

         As permitted by the General Corporation Law of Nevada (the "GCL"), the Company's Amended and Restated Bylaws (the "Bylaws") provide that a director shall not be personally liable in such capacity for monetary damages for any action or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the GCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, Nevada or federal law. These provisions offer persons who serve on the Board of Directors of the Company protection against awards of monetary damages for negligence in the performance of their duties.

         The Bylaws also provide that every person who is or was a director or officer of the Company or of any corporation which he served as such at the request of the Company, shall be indemnified by the Company against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made or threatened to be made, a party or in which he may become involved by reason of his being or having been a director or officer of the Company, or such other corporation, whether or not he is a director or officer of the Company or such other corporation at the time the expenses or liabilities are incurred. If the action is not by or in the right of the Company, such person will be indemnified against expenses incurred to the extent that he has been successful on the merits or otherwise in defense of such action and against expenses incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action is by or in the right of the Company, such person shall be indemnified by the Company against expenses incurred by him to the extent he has been successful on the merits or otherwise in defense of such action and against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, except that no indemnification will apply in respect of any matter as to which such person is adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

         Reference is made to Item 17 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act

Item 16 - Exhibits.

The following Exhibits are filed as part of this Registration Statement:

     (4)(a) Warrant Agreement dated September 1, 1989, with respect to Class C Warrants between the Registrant and American Stock Transfer and Trust Company; incorporated by reference to Exhibit 4 (b) of the Registrant's Form S-1 Registration Statement dated July 25, 1989, as amended August 16, 1989 and May 14, 1990 (Commission File No. 33-30109).

     (4)(b) Rights Agreement dated as of March 14, 1996, between RCM Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent; incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K dated March 19, 1996.

     (5) Opinion of Schreck Morris. To be provided by amendment.

     (23)(a) Consent of Grant Thornton LLP.

     (23)(b) Consent of Schreck Morris. Included within Exhibit 5 hereto.

Item 17.  Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, on October 6, 1997.

                             RCM TECHNOLOGIES, INC.

                             BY:/s/Leon Kopyt_____________
                                Leon Kopyt
                                Chairman of the Board, President
                                and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints LEON KOPYT his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                               Title                            Date
         /s/Leon Kopyt                           Chairman, Chief Executive        October 6, 1997
         -------------------------------
         Leon Kopyt                              Officer, President and
                          Director (principal executive
                                    officer)
         /s/Barry S. Meyers                      Chief Operating Officer,         October 6, 1997
         -------------------------------
         Barry S. Meyers                         Executive Vice President and
                                                 Director
         /s/Martin Blaire                        Executive Vice President and     October 6, 1997
         -------------------------------
         Martin Blaire                           Director





         /s/Stanton Remer                        Chief Financial Officer,         October 6, 1997
         -------------------------------
         Stanton Remer                           Treasurer, Secretary and
                                                 Director (principal financial
                                                 and accounting officer)

         /s/Norman S. Berson                     Director                         October 6, 1997
         Norman S. Berson

         /s/Robert B. Kerr                       Director                         October 6, 1997
         Robert B. Kerr

         /s/Woodrow B. Moats, Jr.                Director                         October 6, 1997
         -------------------------------
         Woodrow B. Moats, Jr.


                                  EXHIBIT INDEX

Exhibit No.    Description                                         Page

5              Opinion of Schreck Morris (to be provided by amendment).

23(a)          Consent of Grant Thornton LLP